Exhibit 3.2
BY-LAWS

OF

HEALTH RUSH, INC.

ARTICLE I

OFFICES

1. Registered Office and Agent. The registered office of the Corporation in the State of Delaware is at 203 NE Front Street, Suite 101, in the City of Milford, County of Kent, Delaware, and the name of the registered agent of the Corporation at such office is Registered Office Service Company.

2. Principal Place of Business. The principal place of business of the Corporation is 777 Terrace Avenue, Fifth Floor, Hasbrouck Heights, New Jersey 07604.

3. Other Places of Business. In addition to its registered office and principal place of business, branch or subordinate places of business or offices may be established at any time by the Board of Directors (the “Board”) at such place or places where the Board finds necessary or desirable and pursuant to which the Corporation shall be qualified to do business in the jurisdiction in which such office is located.

ARTICLE II

STOCKHOLDERS

1. Location of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as sell be determined from time to time by the Board.

2. Annual Meetings. The annual meeting of stockholders shall be held in each year upon not less than ten (10) nor more than sixty (60) days written notice of such meeting on the date, at the time and place, and for the purposes as shall be fixed by resolution of the Board pursuant to authority granted hereby.

3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or statute, may be called by the President or by the Board. A special meeting shall be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place, and purposes of the meeting.

4. Action Without Meeting. The shareholders may act without a meeting by written consent in accordance with Delaware General Corporation Law (“DGCL”) §228. Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares, or the sales of assets.

5. Quorum. Unless otherwise provided by law or statute, the Certificate of Incorporation or these Bylaws, the holders of a majority of stock outstanding and entitled to thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If, however, such majority shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting (unless otherwise provided by law or statute), until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

6. Adjourned Meeting; Notice. Unless otherwise required by these Bylaws or by law or statute, no notice of the time and place of an adjourned meeting shall be necessary if such announcement relating to the time and place of the adjourned meeting is made at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment the Board fixes a new record date for the adjourned meeting a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

7. Proxies. At all meetings of stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless such instrument provides for a longer period.

8. Voting. Unless otherwise provided by law or statute or the Certificate of Incorporation, at each meeting of stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his, her or its name on the books of the Corporation at the record date fixed in accordance with these Bylaws, or otherwise determined, with respect to such meeting. Except as otherwise provided by law or statute, by the Certificate of Incorporation or by these Bylaws, al matters coming before any meeting of the stockholders (other than the election of directors which shall be by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon) shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

ARTICLE III

BOARD OF DIRECTORS

1. Number and Term of Office. The Board shall consist of no more than nine (9) and no less than three (3) members. The precise number shall be set by the directors from time to time. A director or class of directors whose term is expiring shall be elected by the shareholders at the annual meeting and shall hold office until that director’s successor shall have been elected and qualified.

2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3. Special Meeting. A special meeting of the Board may be called at any time by the Chairman of the Board (“Chairman”), the President, or upon the written request of not less than two directors, for any purpose. Such meetings shall be held upon one day notice if given orally (either by telephone or in person), or by telegraph, or by five days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the Minute Book of the Corporation.

5. Quorum. At any meeting of the Board, a quorum shall consist of a majority of the total number of directors and, except as otherwise provided by law, the Certificate of Incorporation (“Certificate”), or these Bylaws, a majority of directors at a meeting at which a quorum is present shall decide any question that may come before the meeting. A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At the adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

6. Vacancies in Board of Directors. Any vacancy in the Board may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

7. Removal of Directors. Any director may be removed for cause or without cause unless otherwise provided by law and/or in the Corporation’s Certificate of Incorporation, by a majority vote of shareholders.

8. Presence at Meetings. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

9. Compensation. Directors may receive from the Corporation reasonable compensation for their services, including an annual fees as well as a fixed sum for the expenses for attendance at meetings of the Board and at meetings of committees of the Board, in all cases as shall be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

10. Committees of the Board. By resolutions adopted by a majority of the Board, the Board may designate one or more committees, each such committee to consist of one or more directors of the Corporation. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the Board. The requirements with respect to the manner in which a Board committee shall hold meetings and take actions shall be set forth in the resolutions of the Board designating such committee or in the committee’s charter as duly adopted by resolution of the Board or such committee, as the case may be.

ARTICLE IV

WAIVERS OF NOTICE

Any notice required by these Bylaws, by the Certificate of Incorporation, or by the DGCL may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V

OFFICERS

1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a President, a Treasurer, a Secretary, and it may elect such other officers, including a Chief Executive Officer, one or more Vice Presidents, and one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries as it shall deem necessary. One person may hold two or more offices. The officers of the Corporation may also include a Chairman of the Board. No officers other than the President and Chief Executive Officer need be a director.

2. The Chairman of the Board. The Chairman shall preside at all meetings of the Board and at all meetings of the shareholders, and shall perform other duties as directed by the Board.

3. The Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management of the property and affairs of the Corporation which usually pertain to the office, and shall perform all other duties as directed by the Board. In the absence of the Chairman, the Chief Executive Officer shall perform the duties and exercise the power of the Chairman.

4. The President. The President shall have the powers and perform the duties which usually pertain to the office, and shall perform all other duties as directed by the Board or the Chief Executive Officer. In the absence of the Chairman and the Chief Executive Officer, the president shall perform the duties and exercise the powers of the Chief Executive Officer and the Chairman.

5. The Vice Presidents. Each Vice President shall have the powers and perform the duties which usually pertain to the office or as the Board, the Chairman, Chief Executive Officer or the President may direct. In the absence or disability of the Chairman, Chief Executive Officer and President, the Vice President designated by the Board shall perform the duties and exercise the powers of the Chief Executive Officer, President, and, if a director, the Chairman.

6. The Secretary. The Secretary shall issue notices of all meetings of shareholders and of the directors and of the Executive Committee where notices of such meetings are required by law or these Bylaws. The Secretary shall keep the minutes of meetings of shareholders and of the Board and of the Executive Committee, and shall sign instruments requiring the Secretary’s signature, and shall perform other duties usually pertaining to the office and as the Board or the Chairman may direct.

7. The Treasurer. The Treasurer shall have the care and custody of all the moneys and securities of the corporation. The Treasurer shall cause to be entered in books of the Corporation, full and accurate accounts of all moneys received and paid, shall sign instruments requiring the signature of the Treasurer, and shall perform other duties usually pertaining to the office and as the Board or the Chairman shall direct.

8. Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The duties of any Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers shall be those usually pertaining to their respective offices and as may be properly required of them by the Board or by the officers to whom they report.

9. Removal and Resignation of Officers; Filling of Vacancies.

A. Any officer elected by the Board may be removed by the Board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders, but his authority to act as an officer may be suspended by the Board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

B. An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

C. Any vacancy occurring among the officers, however caused, shall be filled by the Board.

ARTICLE VI

INDEMNIFICATION

All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the DGCL (or any similar provision of provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other Bylaw or provision of the Certificate of Incorporation, vote of stockholders or directors or otherwise. No repeal or amendment of this Article VI shall adversely affect any rights of any person pursuant to this Article VI which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

ARTICLE VII

GENERAL MATTERS

1. Checks. All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness that are issued in the name of or payable to the Corporation shall be signed and/or endorsed by such officer or officers or such other person as may be designated by the Board by resolution or pursuant to authority granted by it, and only the persons so authorized shall sign or endorse those instruments.

2. Certificates of Stock. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President, and by the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary.

3. Construction. Unless the context requires otherwise, the general provisions, rules of construction and definition in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

4. Dividends. The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock. The directors of the Corporation may set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may thereafter abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

5. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution duly adopted by the Board.

6. Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board

7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments, the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or share son the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL or such other laws and statutes of the state of Delaware.

ARTICLE VIII

AMENDMENTS TO AND EFFECT OF BYLAWS

1. Force and Effect of Bylaws. These Bylaws are subject to the provisions of the DGCL and the Corporation’s Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the DGCL or the Corporation’s Certificate of Incorporation, the provision of the DGCL or the Certificate of Incorporation shall govern.

2. Amendments to Bylaws. These Bylaws may be altered, amended or repealed by the Board or by the stockholders entitled to vote thereon in accordance with the provisions of the Certificate of Incorporation or the DGCL. Any Bylaw adopted, amended or repealed by the stockholders may be amended or repealed by the Board, unless the resolution of the stockholders adopting such Bylaw expressly reserves to the stockholders the right to amend or repeal it.